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                                                                   EXHIBIT 10.46

                       UNITED DENTAL CARE OF ARIZONA, INC.
                            FAMILY DENTIST AGREEMENT

     This Agreement is made this 31st day of December, 1997, by and between United Dental Care of Arizona, Inc. (the "Plan"), and Associated Dental Care Providers, P.C., an Arizona professional corporation (the "Dental Group").

                             Background Information

     A. The Plan has organized a Managed Dental Benefits program in the State of Arizona and desires to make contractual arrangements for its Members (hereinafter defined) under which Dental Group agrees to provide dental care to Members.

     B. The Plan and the Dental Group (the "Parties") are currently parties to a Family Dentist Agreement dated January 21, 1997 (the "Provider Agreement") and an Agreement Regarding Facility Financing dated January 21, 1997 (the "Facility Financing Agreement"). The Parties desire to modify their relationship for the mutual benefit of each of them and are entering into this Agreement for that purpose.

     C. Dental Group is willing to enter into this Agreement with the Plan and provide dental care to Members upon the terms and conditions herein contained.

                                    Agreement

     The Parties acknowledge the accuracy of the foregoing Background Information and hereby agree as follows:

                             ARTICLE I - DEFINITIONS

1.1 Dental Group: shall mean Associated Dental Care Providers, P.C., an Arizona professional corporation.

1.2 Dental Director: shall mean the dentist appointed by the Plan to promulgate and maintain professional standards for the dentists contracting with the Plan.

1.3 Dental Service Agreement: shall mean the dental service agreement between the Plan and an employer group or, in the case of an individual, the agreement between a Member and the Plan.

1.4 Emergency Dental Services: shall mean those services required for alleviation of severe pain, bleeding and swelling, or immediate diagnosis and treatment of unforeseen dental conditions which, if not treated, would jeopardize or impair the dental health of the Member.

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1.5  United Dental Care of Arizona, Inc.: (herein referred to as the "Plan")
     shall mean an Arizona corporation operating pursuant to statutes and regulations of the state which arranges for the provision of dental services to Members that are set forth herein.

1.6 Member: shall mean subscriber and all eligible dependents enrolled pursuant to Dental Service Agreement.

                      ARTICLE II - RELATIONSHIP OF PARTIES

2.1 Basic Relationship: The Plan and the Dental Group are separate and independent entities. Dental Group shall render its services under this Agreement as an independent contractor. As independent contracting parties, the Plan and the Dental Group maintain separate and independent management, and each has full unrestricted authority and responsibility regarding its own organization and structure. Nothing contained herein shall be deemed or construed to make Dental Group, or any of its employees or other persons acting under its direction or control, an agent, employee, servant, partner, or joint venturer of or with the Plan.

                      ARTICLE III - DUTIES OF DENTAL GROUP

3.1  Duties: Dental Group agrees to:

     A. Subject to Section 7.4, below, provide those dental services set forth in Exhibit A hereto, for all Members selecting or assigned to Dental Group, subject to any Exclusions and Limitations;

     B. Refer Members for appropriate specialty care, where needed, and not provided by Dental Group, as set forth in Exhibit A. Any such referrals for specialty care must be in compliance with the Plan's specialty care referral system (as currently in effect and as modified as required by applicable law, with prompt notice of such modification provided in writing to Dental Group, or as mutually agreed upon by the Parties in writing) and authorization in advance by Dental Director or his designee;

     C. Provide twenty-four (24) hour Emergency Dental Services coverage at all times. In the event that, upon proper notification of Dental Group by a Member requiring Emergency Dental Services, Dental Group is not available to provide any such Emergency Dental Service required by such Member, and the Plan incurs any expenses for such covered Emergency Dental Service, Dental Group will be responsible for reimbursing Plan for any such reasonable expenses, if so deemed by the Plan's Provider Relations Manager or Provider Relations Representative.

     D. Conduct its relationship with the Plan and Members in a professional and positive manner, and not make untruthful or otherwise disparaging statements regarding its relationship with the Plan, Members or the Plan's business;


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          provided that this provision shall not prevent the Dental Group from making any disclosures or statements required by applicable law.

     E. Comply with all provisions of the Plan's Dentist Office Reference Manual, as currently in effect and as modified as required by applicable law, with prompt notice of such modification provided in writing to Dental Group, or as mutually agreed upon by the Parties in writing.

3.2 Discrimination: Dental Group shall not differentiate or discriminate in the treatment of its patients by reason of the fact that certain of those patients are Members. Dental Group shall render dental services to Members in the same manner, in accordance with the same standards, and with the same time availability as offered its other patients, subject to any contrary requirements of the Dental Service Agreement or this Agreement.

3.3 Administration. To enable the Plan to implement appropriate quality assurance programs, Dental Group shall:

     A. Cooperate with the Plan in maintaining and providing such dental, financial, administrative and other records relating to a Member as may be reasonably requested by the Plan. When Plan requests records, the Plan shall have obtained the proper releases from the Patient. When provided to the Plan, these records shall maintain the confidential nature they had while in the possession of Dental Group;

     B. Cooperate and participate with the Plan in quality assurance, peer review and audit systems, service standards and grievance procedures, as reasonably set forth by the Plan, and, to the extent required by applicable law, comply with all final determinations rendered by the peer review process and grievance resolution process established by the Plan, provided that the Plan hereby acknowledges that, as of the date of this Agreement, Dental Group is in full compliance with the requirements of this Section 3.3B; and

     C. Cooperate with the Plan in maintaining records and files relating to Dental Group by informing the Plan in writing of any changes to the information provided to the Plan on the Dental Group Application.

     The foregoing requirements of this section shall be subject in all cases to the requirements of applicable law, including without limitation confidentiality requirements.

3.4 Confidentiality: Dental records of Members shall be treated as confidential in order to comply with all federal and state laws and regulations regarding the confidentiality of patient records. Dental Group and Plan agree to maintain the confidentiality of the Members' records and enrollment information, and prevent unauthorized disclosure, as required by applicable law.


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3.5  Dental Audit. Subject to the requirements of applicable law, Dental Group agrees to permit, upon reasonable prior notice from the Plan, reasonable inspection and audit of dental records of Members by the Plan, and to comply with reasonable requirements issued as a result of such inspection or audit; provided that Plan shall cause legally adequate permission to inspectdental records to be granted by all Members by their signature on the company Plan enrollment form, in accordance with federal and state laws and regulations.

3.7 Utilization and Specialty Referrals. Dental Group agrees to submit utilization information on at least a monthly basis, in a mutually agreed upon electronic format, and to comply with all material requirements of the Plan's specialty care referral system, as currently in effect and as modified as required by applicable law, with prompt notice of such modification provided in writing to Dental Group, or as mutually agreed upon by the Parties in writing.

3.8 Grievance. Dental Group agrees to comply with the Plan's grievance resolution procedures as currently in effect and as modified as required by applicable law, with prompt notice of such modification provided in writing to Dental Group, or as mutually agreed upon by the Parties in writing; provided that the Plan hereby acknowledges that, as of the date of this Agreement, Dental Group is in full compliance with the requirements of this
     Section 3.8. Dental Group shall abide by the decisions of the Plan's grievance review committee to the extent required by applicable law.

3.9 License: The Dental Group represents and warrants that the Dental Group and all other dentists, technicians, hygienists and assistants (collectively, "Professional Personnel") at the Dental Group's facilities are duly and appropriately licensed under applicable state law, and shall maintain such licenses in good standing throughout the term of this Agreement; that all equipment used in the rendering of dental services under this Agreement and required to be licensed or certified is duly and appropriately licensed under state law; and that the Dental Group has the staff, personnel and facilities to provide dental services as described in this Agreement and the Dental Service Agreements. If any Professional Personnel not affiliated with Dental Group as of the date of this agreement become affiliated with Dental Group after the date of this agreement (whether as an employee, independent contractor, or otherwise), Dental Group shall, within 30 days after such affiliation begins, provide Plan with evidence that such Professional Personnel are duly and appropriately licensed under applicable state law; provided that Dental Group's obligation under this sentence shall be deemed satisfied, such 30-day period notwithstanding, if Dental Group provides such evidence at any time in compliance with Plan's credentialing policies and procedures as contemplated by other provisions of this agreement. The Parties understand and agree that inclusion of Dental Group on Plan's panel of dentists is not a recommendation of Dental Group.




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3.10 Telephone Eligibility Confirmation. If a patient claiming to be a Member but not listed in the then-most-recent eligibility list provided by the Plan to the Dental Group requests dental services from the Dental Group, the Dental Group shall telephone the Plan, and the Plan shall inform the Dental Group as to whether the patient is or is not a Member assigned to Dental Group and shall immediately send written confirmation of such to the Dental Group by fax. If the patient is a Member, Plan shall promptly pay Dental Group any unpaid capitation on a per member per month basis for such Member retroactive to the date the Member was assigned to Dental Group. Dental Group shall not unreasonably withhold dental treatment from any Member so verified and shall schedule appointments pursuant to Section 3.2.

3.11 Complaint Ratio. The Dental Group shall have a rate of complaints per Member assigned to Dental Group that does not exceed the customary rate of other dentists located in the community.

                         ARTICLE IV - DUTIES OF THE PLAN

4.1 Eligibility List: The Plan agrees to provide the Dental Group, by the fifth of each calendar month, with a listing of Members eligible for services in the Dental Group's facilities for the current month. In addition, the Plan agrees to provide the Dental Group, from time to time at the reasonable request of the Dental Group, with an audit to validate the accuracy of the eligibility list.

4.2 Eligibility Audit: The Plan agrees to permit the Dental Group, upon reasonable prior notice, to inspect and audit Plan Member's records relating to eligibility and capitation or other payments of the Dental Group, and to comply with reasonable requirements issued as a result of such inspection or audit.

4.3 License: The Plan represents and warrants to the Dental Group that the Plan is a duly licensed prepaid dental plan organization in the State of Arizona with full power and authority to perform its obligations under this Agreement and the Dental Service Agreements and shall continue to be so licensed and maintain such license during the term of this Agreement.

                        ARTICLE V - SELECTION OF DENTIST

5.1 Selection: At the time of enrollment, all Members are requested to select a dentist who will provide or arrange for the provision of all covered dental services. The Plan agrees to list the Dental Group and any affiliated dentists, if applicable, as authorized dentists of the Plan in its materials to all Members, and dentists under the control of Dental Group hereby agree to allow the Plan to so list them.


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5.2  Acceptance of Members: Dental Group agrees to accept all Members under the
     Plan's dental benefits plans currently covered by this Agreement and hereafter approved by the Dental Group. In the event that any Dental Group facility becomes too full to accommodate additional new patients, Dental Group may request the Plan to inactivate such facility from further new Member selection (subject to Exhibit A, Paragraph 3). In the event that Dental Group has met all material obligations of this Agreement and continues in material compliance, the Plan shall not unreasonably withhold approval of such a request. Dental Group shall then provide a 90-day inactivation notice to the Plan with respect to such facility and such inactivation shall be effective the first of the month following the completion of the 90-day period, or such earlier date that Dental Group and the Plan may mutually agree in writing. In the event that the Plan authorizes such inactivation for such facility, such facility will then be removed from all future lists of selectable dentists in the Plan's materials, subsequent to the effective date of such notice, and Dental Group may only then refuse to accept Members at such facility other than those who have already selected, or been assigned to, it. Prior to the effective date of any such approval by the Plan and during that 90-day notice period, Dental Group shall accept any and all new Members selecting Dental Group at such facility, and shall render treatment and services to all Members subject to the terms of this Agreement.

5.3 Patient Relationship. The Dental Group shall be solely responsible for all dental advice and services rendered to a Member. The Dental Group shall maintain a dentist-patient relationship, without any interference by the Plan whatsoever, with each Member served.

5.4 Transfer of Patients. Subject to Section 12.2, below, because the dentist-patient relationship is personal and may become unacceptable to either of them, Member or Dental Group may request in writing or via phone call to the customer service center that the Member be transferred to another provider. Where practical, such transfer will be made, as solely determined by the Plan.

                         ARTICLE VI - QUALITY ASSURANCE

6.1 Standards. Dental Group agrees to provide services to Members with the same standards of care, skill and diligence that are customarily used by dentists located in the community where such services are rendered, in accordance with the policies and procedures established by the Dental Director of the Plan as currently in effect and as modified as required by applicable law, with prompt notice of such modification provided in writing to Dental Group, or as mutually agreed upon by the Parties in writing, and in accordance with "Principles of Ethics of the American Dental Association" and the laws of the State of Arizona, provided that the Plan hereby acknowledges that, as of the date of this Agreement, Dental Group is in full compliance with the requirements of this Section 6.1.

6.2 Quality Assurance. The Plan, in consulting with its Dental Director, shall develop, implement and maintain a quality assurance program, policies and procedures and service standards consistent with other programs, policies, procedures and standards required by Plan of other dental care providers in the Plan's provider network. Dental Group shall be


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     bound by and comply with such policies and procedures and service standards as currently in effect and as modified as required by applicable law, with prompt notice of such modification provided in writing to Dental Group, or as mutually agreed upon by the Parties in writing.

                           ARTICLE VII - COMPENSATION

7.1 Eligible Members. The Plan shall determine each Member who is eligible to receive from Dental Group the dental services set forth in Exhibit A of the Agreement. The Plan will notify Dental Group of Members' eligibility. Dental Group's obligations to provide care hereunder shall extend and be limited to those Members who have selected or been assigned to the Dental Group, who have been determined to be eligible by the Plan, and with respect to whom proper capitation payment has been received by Dental Group.

7.2 Fees. In exchange for agreeing to the provision of services to Members, the Plan shall pay the Dental Group the amounts shown on Exhibit A attached. Dental Group further agrees that all the Members are entitled to their Plan benefits regardless of other dental coverage. Accordingly, all Member copayments are due Dental Group at the time service is rendered. Dental Group further agrees not to charge, nor collect from, any Member fees for non-dental service expenses the Dental Group may incur in the normal course of rendering dental treatment services.

     Such non-dental service items may include, but are not limited to, sterilization methods and materials; office or dental supplies with the exception of gold; any equipment or instruments necessary for treatment; or other general overhead expenses.

     Dental Group hereby agrees that in no event, including, but not limited to non-payment by the Plan, Plan insolvency or breach of this Agreement, shall Dental Group bill, charge, collect a deposit from, seek compensation, remuneration or reimbursement from, or have any recourse against any Member or person other than the Plan acting on their behalf for services provided pursuant to this Agreement. This provision shall not prohibit collection of supplemental charges or copayments on the Plan's behalf made in accordance with the terms of the Dental Service Agreement.

     Dental Group further agrees that (1) this provision shall survive the termination of this Agreement regardless of the cause giving rise to termination and shall be construed to be for the benefit of the Plan Member, and (2) this provision supersedes any oral or written contrary agreement now existing between Dental Group, Member or persons acting on their behalf.

7.3 Payment. Payment by the Plan shall be made monthly, by the fifth day of the month for which Member is eligible. Dental Group accepts compensation per Exhibit A and all applicable Member copayments as payment in full for services rendered to such Members.



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7.4  Additional Plans. The Plan may, from time to time, amend, delete or add to its various Dental Service Agreements, and, in such event, the Plan shall send Dental Group an amended Exhibit A to reflect those amendments, deletions or additions at the address in Section 11.0B. If Dental Group does not agree with any such amendments, deletions or additions, Dental Group shall, within 30 days after receipt of written notification from Plan, notify Plan in writing at the address set forth in Section 11.0A, and, in such event, such amendments, deletions or additions shall not become part of this Agreement. If Dental Group does not so notify Plan, then such amendments, deletions or additions shall become part of this Agreement.

                ARTICLE VIII - TERM AND TERMINATION OF AGREEMENT

8.1 Term. The Parties' respective obligations pursuant to this Agreement shall begin on January 1, 1998, and shall end on December 31, 2001 (the "Initial Term"), unless sooner terminated pursuant to Section 8.2, below. This Agreement shall automatically renew for successive one-year periods after the Initial Term (each, a "Renewal Term") unless and until terminated pursuant to Section 8.2, below.

8.2  Termination.

     A. This Agreement may be terminated by either Party only for cause upon written notice, except that either Party may terminate this Agreement at the end of the Initial Term or any Renewal Term without cause upon written notice at least 90 days in advance of the end of such Term. After termination of this Agreement, the Dental Group shall no longer be obligated to provide any dental services pursuant to this Agreement (except as described in Section 8.3B), and the Dental Group's name will be removed from all future printings of Plan materials. During any notice period preceding termination of this Agreement, Dental Group shall render treatment and services to all Members of record subject to the terms of this Agreement.

     B. For purposes of termination of this Agreement by the Plan, "for cause" shall mean a breach by the Dental Group of the representations and warranties set forth in the first paragraph of Section 3.9, which breach has or is reasonably likely to have a material adverse effect on the Plan and which remains uncured for 30 days after receipt by the Dental Group from the Plan of notice thereof. The termination of this Agreement by Plan shall not be deemed to be an election of remedies and Plan may pursue any or all other rights and/or remedies, either separately or cumulatively.

     C. For purposes of termination of this Agreement by the Dental Group, "for cause" shall mean the Plan's failure to make any payment provided for by this Agreement within 10 days after it becomes due. The termination of this Agreement by Dental Group shall not be deemed to be an election of remedies and Dental Group may pursue any or all other rights and/or remedies, either separately or cumulatively.


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     D.   This Agreement may be terminated at any time upon the mutual written agreement of the Parties.

     E. The Plan may inactivate Dental Group from further Member selection in the event of notice of termination of this Agreement for any reason permitted by this Agreement.

     F. The Plan may transfer Members and the corresponding capitation to alternate Plan dentists subsequent to any termination notice but not prior to the termination effective date, unless Plan and Dental Group have mutually agreed to a transfer prior to termination effective date, or if termination is a result of breach by Dental Group of the representations and warranties set forth in Section 3.9.

8.3  Effect of Termination.

     A. Notwithstanding any other provision in this contract, any termination of this Agreement shall have no effect upon the rights and obligations of the Parties arising out of any transactions occurring prior to the effective date of such termination as set forth herein.

     B. In the event of the termination of this Agreement, Dental Group shall complete work started prior to the effective date of termination as follows:

          1. If tooth preparation has occurred and/or an impression has been taken, Dental Group will complete a fixed or removable denture.

          2. On every tooth upon which work has been started by modification of tooth structure.

     C. In the event of termination of this Agreement, subject to the requirements of applicable law: (i) Dental Group agrees to transfer patient records within the guidelines and precedence of the Dental Group's community at the request of the Member's newly-assigned dentist; (ii) copies of all Member patient records and x-rays shall be sent within 30 days after such request; (iii) Dental Group shall be able to charge a reasonable fee for duplication of records and x-rays; and (iv) Dental Group further agrees to return all Plan materials to the Plan including the Dental Office Reference Manual.

     D. Dental Group agrees to notify Members who may continue to seek treatment from Dental Group, subsequent to the Dental Group's termination date that Dental Group is no longer a participating Plan provider, prior to rendering any service. If such


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          notice is not given to the Member, Dental Group agrees to charge the
          Member no more for its services than would have been payable by the Member had this Agreement not terminated.

                   ARTICLE IX - INSURANCE AND INDEMNIFICATION

9.1 Liability Insurance. Dental Group shall carry malpractice insurance in amount of not less than $300,000 in the aggregate covering all dentists, technicians, hygienists, assistants and other employees and contractors engaged at the facility. At any time upon the request of Plan, Dental Group shall provide Plan with a Certificate of Insurance evidencing such coverage and providing for not less than thirty (30) days notice of reduction in limits, cancellation or non-renewal. Failure to deliver such certificate of insurance to Plan or failure to inform Plan immediately of reduction in limits, cancellation, or non-renewal of coverage shall be cured by Dental Group within 10 days.

9.2 Indemnity. The Plan agrees to indemnify and hold Dental Group harmless with regards to any claim, demand, liability, judgment, suit, cause of action, or costs and expenses (including without limitation reasonable attorneys' fees) arising in connection with claims made by any persons that the Plan or its agents acted illegally, negligently or improperly or misrepresented any material fact.

     In addition, Dental Group agrees to indemnify and hold Plan harmless with regards to any claim, demand, liability, judgment, suit, cause of action, or costs and expenses (including without limitation reasonable attorneys' fees) arising out of, or made by any person or persons in connection with the professional services or other acts performed by dentist and/or failure of dentist to complete professional services undertaken by Dental Group.

                         ARTICLE X - GENERAL PROVISIONS

10.1 Waiver. The waiver by either Party of any breach of any provision hereof on the part of the other shall not be construed to operate as a waiver of any other or subsequent breach of the same or any other term, condition or covenant contained in the Agreement. All rights and remedies of each Party under this Agreement shall be cumulative and in addition to all other rights and remedies which may be available to that Party from time to time, whether under any other agreement, at law, or in equity.

10.2 Entire Agreement. This Agreement represents the entire understanding between the Parties and supersedes any prior agreements or understandings with respect to the subject matter hereof, including without limitation the Provider Agreement and the Facility Financing Agreement, which are hereby terminated as of the commencement of the Initial Term. All amendments or modifications hereto shall be mutually agreed to in writing by the Plan and Dental Group, except as specified in Section 7.4.



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10.3  Invalidity. The invalidity or unenforceability of any term or provision of this Agreement shall not invalidate or render unenforceable any other term or provision of this Agreement.

10.4 Successors; Assignment. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the Parties and their respective successors and assigns, including without limitation any successor to either Party pursuant to a change in control of such Party. This Agreement shall not be assigned in whole or in part by either Party without the written consent of both Parties, which shall not be unreasonably withheld.

10.5 Terms. For simplicity of expression, pronouns and other terms are sometimes expressed in one number and gender, but where appropriate to the context these terms shall be deemed to include each of the other numbers and genders.

10.6 Headings. The underlined headings are for convenience and shall not be deemed to include each of the other numbers and genders.

10.7 Governing Law. This Agreement is governed by and shall be construed according to Arizona laws. Any action to enforce this Agreement shall be brought in Superior Court of Arizona in Pima County.

10.8 Financial Records. Dental Group and the Plan shall cooperate in keeping financial statistical records which may be necessary for the proper administration of the Plan or as required by state or federal laws and regulations. Such records shall be retained for a period of 5 years. Such obligations shall not terminate upon termination of the Agreement whether by rescission or otherwise.

10.9 Surcharges. Dental Group is not permitted to surcharge any Member for covered services and shall, whenever a surcharge has erroneously occurred, upon notice by that Member or the Plan, refund such charge within 5 days.

10.10 Service After Termination. Upon termination of the Agreement, the Plan shall be liable for covered services rendered by Dental Group (other than for copayments) to Members who retain eligibility in the Plan subject to the limitations of Section 8.3D or by operation of law who are under the care of Dental Group at the time of such dentally-appropriate provisions for the assumption of such services by another contracting dentist. Dental Group shall request prior approval of the Plan to perform any such services above.

10.11 Patient Records. Subject to the requirements of applicable law: (i) Dental Group shall maintain up-to-date records in accordance with accepted professional standards, sound dental accounting procedures and sound internal practices; (ii) said records shall reflect the date each Member was seen, the procedures followed, and the name, address, and specialty of each specialist or another dentist to whom he was referred; (iii) such records shall be made available for inspection by the Plan during regular business hours and other reasonable times; and (v) the Plan shall from time to time provide forms for keeping utilization records, which shall be submitted to the Plan as requested by the Plan.


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10.12 Non-Solicitation. Dental Group agrees that, during the term of this
      Agreement and for the one-year period following termination of this Agreement (other than termination by Dental Group for cause pursuant to Section 8.2C), Dental Group shall not solicit or otherwise approach then current Members of the Plan to become members in a prepaid dental plan, preferred provider organization or any other managed dental delivery system (other than the Plan) to which Dental Group is a provider or has an ownership interest, nor shall Dental Group in any fashion encourage any Member to terminate from the Plan; provided that Dental Group shall not be prohibited from soliciting any Member for the purpose of providing dental services to such Member on a fee-for-service basis; and provided further that this Section 10.12 shall not prohibit Dental Group from soliciting then current Members at any time after the Plan has been given notice of termination of the Dental Service Agreement applicable to such Member.

10.13 Dentist Manual. Dental Group acknowledges that prior to or concurrent with the execution of this Agreement Dental Group received a Dental Office Reference Manual. Dental Group understands and agrees that Manual is proprietary to Plan and confidential in nature. Dental Group agrees not to reproduce any portion of the Manual or otherwise disclose any of its terms or provisions to any person not directly affiliated with the facility absent the express written permission of the Plan. Upon termination of this Agreement, Dental Group agrees to promptly return Dental Group's copy of the Manual, and any and all supplements, to the Plan.

10.14 Radiology Equipment. If Dental Group utilizes radiological or radiographic equipment at its facilities in rendering services pursuant to this Agreement, Dental Group shall have such equipment regularly checked by local or state health authorities or a radiation physicist to insure that such equipment is environmentally safe and technologically accurate. Any hazards identified by such inspections or at any time shall be promptly corrected. Dental Group shall maintain equipment maintenance and calibration records and all inspection certificates or reports which shall be available for review by Plan upon request.

10.15 Arizona Regulatory Matters. Dental Group understands and acknowledges that, pursuant to applicable Arizona law, the Plan is required to file this agreement with the Arizona Department of Insurance (or such other Arizona government agency as may be appropriate) (the "Arizona DOI"). In the event that the Arizona DOI makes a determination based on such filing that this agreement is unlawful, or in the event of any change in any statute, law, regulation, legislation, rule, policy, or general instruction subject to the administration of the Arizona DOI (collectively, a "ruling"), which materially and adversely affects, or is reasonably likely so to affect, the manner in which either Party is to perform or be compensated for its services under this agreement or which shall make this agreement unlawful, the Parties shall immediately use their best efforts to enter in a new agreement that complies with such determination or ruling and approximates as closely as possible the obligations and economic position of the Parties prior to such determination or ruling.

                              ARTICLE XI - NOTICES

11.0 Notices. All notices and other communications under this agreement to any Party shall be in writing and shall be deemed given when delivered personally, telecopied (which is confirmed) to that Party at the telecopy number for that Party set forth below, mailed by certified mail (return receipt requested) to that Party at the address for that Party (or at such other address for such Party as such Party shall have specified in notice to the other Party) or delivered to Federal Express, UPS, or any similar express delivery service for delivery to that Party at that address:

      A.    If to the Plan:               United Dental Care of Arizona, Inc.
                                          1702 E. Highland Avenue, Suite 110
                                          Phoenix, AZ 85016
                                          Telecopy: (602) 263-0187

            Or:                           United Dental Care, Inc.
                                          13601 Preston Road, Suite 500
                                          Dallas, Texas 75240
                                          Attn: President
                                          Telecopy: (972) 458-7963

      B.    If to the Dental Group:       Joseph V. Errante, D.D.S.
                                          Associated Dental Care Providers, P.C.
                                          2100 N. Kolb Rd., Ste. 105
                                          Tucson, Arizona 85715
                                          Telecopy: (520) 290-9317

            With a copy to:               Gregory A. Serrao, President
                                          American Dental Partners, Inc.
                                          301 Edgewater Place, Suite 320
                                          Wakefield, Massachusetts 01880-1249
                                          Telecopy: (781) 224-4216


                       ARTICLE XII - ADDITIONAL PROVISIONS

12.1 Prior Loans. Plan hereby forgives the outstanding principal balance on the loans made pursuant to the Facility Financing Agreement.

12.2 Assignment of Additional Members. The Parties agree and acknowledge that, as of the date of this Agreement, there are approximately 32,000 Members assigned to the Dental Group's current facilities. By April 1, 1998, Plan shall assign at least 20,000 additional Members to Dental Group's current facilities. Both Parties shall cooperate in the selection of Dental Group facilities to which such additional Members are assigned, and, except at the Member's request, Plan shall not reassign any Member that has selected one of Dental Group's facilities and/or a dentist employed by or associated with Dental Group.

12.3 Maintenance of Provider Network. Dental Group shall continue to support Plan's efforts to maintain an attractive provider network in Arizona and shall assist Plan in increasing its membership.

12.4 Non-Exclusivity. Except as described in Exhibit A, Paragraph 7, the Parties' relationship pursuant to this Agreement shall not be exclusive.

12.5 Contingency. Each Party's obligations under this Agreement shall be contingent upon completion of the purchase of all of the outstanding capital stock of Innovative Practice Concepts, Inc., an Arizona corporation, by American Dental Partners, Inc., a Delaware corporation, and in the event such purchase is not completed the Provider Agreement and Facility Financing Agreement shall not be terminated and shall remain in full force and effect.

THIS AGREEMENT is executed in several counterparts. Each is hereby declared to be an original; however, all shall constitute but one and the same Agreement.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the day and year first written above.


UNITED DENTAL CARE OF ARIZONA, INC.       ASSOCIATED DENTAL CARE PROVIDERS, P.C.


By         William H. Wilcox               By         Joseph V. Erante
  -----------------------------------        -----------------------------------
Its            Director                    Its           Secretary
   ----------------------------------         ----------------------------------

                                   EXHIBIT A
                                       TO
                               UNITED DENTAL CARE
                                    CONTRACT
                            Effective January 1, 1998

1. Dental Services to be provided, or arranged for, by Dental Group include all those dental services specified in the applicable Dental Service Agreements and schedules thereto, as currently in effect, as those schedules are applicable to any and all Members who select, or are assigned to, Dental Group.

2. Dental Group will arrange for, but not be required to perform, specialty dental services for the Plan's Members. The specialty dental services shall include, but not be limited to, difficult endodontic therapy, periodontal osseous or soft tissue surgery, difficult oral surgery, difficult pediatric dental procedures, orthodontics and any other procedure not routinely performed by Dental Group. Such specialty care shall not be paid for by Dental Group.

3. Subject to Section 5.2 of the attached Agreement, Dental Group will remain on active status. Notwithstanding Section 5.2, however, between January 1, 1998 and December 31, 1999, Dental Group shall remain on active status until the Standard Capitation (as defined in Paragraph 6, below) exceeds $265,000.

4. The Plan shall pay the Dental Group the following amounts per month for each member who selects or is assigned to the Dental Group:

                               Employee     Employee and   Family
                               Only         One Dependent
-----------------------------  -----------  -------------  -----------
All Members current and
future covered under an        $8.00*       $12.50*        $17.25*
AHP Plan

All current Members under
plans formally sold by         no change**  no change**    no change**
entities then named U.S.
Dental Plan

All current Members under
plans formally sold by         no change**  no change**    no change**
entities then named National
Dental Health Plan


* These capitation rates will be paid to Dental Group for all Members, current and future. If employer groups covered under AHP plans as of January 21, 1997, are switched to United

      Dental Care, Inc., National Dental Plan, U.S. Dental Plan, or any other plan under Plan's control, this capitation rate will be in force. For new Members in these employer groups selecting or assigned to Dental Group this capitation rate will be in force. As these employer groups renew to UDC Arizona Plans, Members will be capitated at the then-prevailing UDC capitation rates.

** "no change" denotes that the currently used capitation will be paid on those Members covered under these plans currently. If any additional members are accepted under these plans it would be at the AHP capitation rate unless mutually agreed to by Plan and Dental Group.


5. With respect to all patients of Dental Group that as of January 21, 1997 were Members of UDC Arizona Plans under group agreements existing as of that date the capitation rates then in effect between Dental Group and Plan (or any subsidiaries of Plan) for such Members shall remain in effect until, with respect to each such group agreement, the expiration date of the current term thereof. Upon renewal of each such group agreement with any of the UDC Arizona Plans set forth on the chart below, the capitation rate for Members subject to such group agreement shall be as set forth on the chart below for such UDC Arizona Plan.


UDC Arizona Plans                    Per Member Per Month
                                     Capitation Payment
-----------------------------------  --------------------
185-A                                $5.00 PMPM

355AZ                                $4.10 PMPM

385AZ                                $3.90 PMPM

555-A                                $4.30 PMPM

555AZ-A                              $4.30 PMPM

555AZ-B                              $4.30 PMPM

6. Notwithstanding the foregoing provisions of this Exhibit A or the attached Agreement to the contrary:

      A. The Plan shall pay Dental Group according to the following monthly schedule of guaranteed capitation payments:

            1. For the period beginning January 1, 1998 and ending December 31, 1999, Plan shall pay Dental Group the greater of $265,000 per month or the Standard Capitation for such month. For purposes of this Agreement, "Standard Capitation" shall mean, for any given month, the sum of the per member per month rates, determined as provided pursuant to the preceding provisions of this Exhibit A or, if greater, pursuant to Plan's then-current applicable provider payment schedules, for all Members assigned to Dental Group's facilities.

            2. After January 1, 2000, the Plan shall pay Dental Group, per month, the greater of 80% of the monthly premium received by Plan or any of its affiliates for all Members assigned to Dental Group's facilities or the Standard Capitation for such month.

      B. Plan shall permit Dental Group, at all reasonable times and upon the request of Dental Group, to inspect Plan's books and records relating to the determination or calculation of payments due or made to Dental Group under this Agreement.

7. Agreements with Competing Plans. Notwithstanding Section 12.4 of the attached Agreement, if, during the 24-month period from January 1, 1998 through December 31, 1999: (a) the Dental Group enters into an agreement with either Employers Dental Service, Inc. or United Concordia Companies, Inc. (each, a "Competing Company") for the provision of dental care to members of plans of such Competing Company ("Competing Plans"); (b) after the date of any such agreement, an employer group terminates its Dental Service Agreement with the Plan and enters into a dental service agreement with a Competing Plan; and (c) any Members belonging to such employer group are, at the time of such termination, assigned to any facilities of the Dental Group; then, for the remainder of such 24-month period, the minimum monthly payment guaranteed to the Dental Group under Section 6A1, above, shall be reduced by the amount of the monthly premium in effect between the employer group and the Plan at the time of such termination; provided that (1) if no Members belonging to such employer group are, at the time of such termination, assigned to any facilities of the Dental Group, there shall be no such reduction of such minimum monthly payment guarantee; and (2) if, after entering into an agreement for the provision of dental care with Dental Group, a Competing Company enters into any acquisition, merger, consolidation, joint venture, or other business combination with any person or entity that is, at that time, a party to a dental care provision agreement with Dental Group (an "Acquisition") which results in such Competing Company's shareholders immediately before the consummation of such Acquisition owning, immediately after the consummation of such

      Acquisition, less than 50% of the issued and outstanding capital stock of such Competing Company, the provisions of this Paragraph 7 shall no longer apply with respect to such Competing Company.

UNITED DENTAL CARE OF ARIZONA, INC.       ASSOCIATED DENTAL CARE PROVIDERS, P.C.


By          William H. Wilcox              By         Joseph V. Errante
  -----------------------------------        -----------------------------------
Its             Director                   Its            Secretary
   ----------------------------------         ----------------------------------